                                                                      EXHIBIT 11

                             NEW VALLEY CORPORATION
                     EARNINGS (LOSS) PER SHARE COMPUTATIONS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                         Year Ended December 31,
                                                                     1995            1994          1993
Primary:
   Income (loss) before discontinued operations
     and extraordinary item
   Preferred dividends (undeclared) (a)                           $  1,374      $  (15,265)     $(10,965)
   Excess of carrying value of redeemable                          (72,303)        (80,037)      (68,706)
     preferred shares over cost of shares
     purchased                                                      40,342              --            --
                                                                   -------       ---------        ------
   Loss before discontinued operations and
     extraordinary item applicable to primary
     earnings per Common Share                                     (30,587)        (95,302)      (79,671)
   Discontinued operations                                          16,873       1,135,706        38,368
   Extraordinary item                                                   --        (110,500)        8,417
                                                                   -------       ---------        ------

   Net loss applicable to primary earnings
     per Common Shares                                            $(13,714)     $  929,904      $(32,886)
                                                                   =======       =========       =======

Fully diluted:
   Loss before discontinued operations and
     extraordinary item applicable to primary
     earnings per Common Share                                    $(30,587)     $  (95,302)     $(79,671)
   Add:  Dividends on convertible preferred
     shares (undeclared)                                            18,482          16,402        14,558
   Add:  Interest at 5.25% convertible debenture                        --              --            --
                                                                   -------       ---------       -------


   Loss before discontinued operations and
     extraordinary item applicable to fully
     diluted earnings per Common Share                             (12,105)        (78,900)      (65,113)
   Discontinued operations                                          16,873       1,135,706        38,368
   Extraordinary item                                                   --        (110,550)        8,417
                                                                   -------       ---------       -------

   Net income (loss) applicable to fully diluted
     earnings per Common Share                                    $  4,768      $  946,306      $(18,328)
                                                                   =======       =========       =======

Weighted average number of shares:
Primary:  (b)
   Weighted average number of Common
     Shares outstanding                                            191,086         188,298       187,723
                                                                   =======       =========       =======

   Weighted average number of common and
     equivalent shares for primary computation                     191,086         188,298       187,723
                                                                   =======       =========       =======
Fully diluted:
   Weighted average number of Common
     Shares outstanding                                            191,086         188,298       187,723
   Assumed conversion of preferred shares
     and convertible debentures:
      5.25% Debentures                                                  --              --           420
      Class B Preferred Shares                                      23,260          23,260        23,624
                                                                   -------       ---------       -------
      Weighted average number of common
        and common equivalent shares for
        fully diluted computation                                  214,346         211,558       211,767
                                                                   =======       =========       =======



                                                                      Year Ended December 31,
                                                                   1995       1994        1993

Earnings (loss) per common and common
   equivalent share
     Primary:
      Loss before discontinued operations
        and extraordinary item                                    $  (.16)      $     (.50)     $   (.42)
      Discontinued operations                                         .09             6.03           .20
      Extraordinary item                                               --             (.59)          .04
                                                                     ----        ---------       -------
      Net income (loss)                                           $  (.07)      $     4.94      $   (.18)
                                                                   ======        =========       =======

     Fully diluted:  (c)
      Loss before discontinued operations
        and extraordinary item                                    $  (.06)      $     (.37)     $   (.31)
      Discontinued operations                                         .08             5.36           .18
      Extraordinary item                                               --             (.52)          .04
                                                                     ----        ---------       -------
      Net income (loss)                                           $   .02       $     4.47      $   (.09)
                                                                   ======        =========       =======


- ----------------

(a) Represents undeclared preferred dividends, including accretion of original issue discount on Class A Senior Preferred Shares.

(b) Common share equivalents for 1994 and 1993 are excluded because their inclusion would have an anti-dilutive effect on primary earnings per share (i.e., the loss per share would be decreased). There were no common share equivalents for 1995.

(c) This calculation for 1995, 1994 and 1993 is submitted in accordance with Regulation S-K Item 601(b)(11) even though it produces an anti-dilutive result in 1995 and 1993.